Exhibit 23.4

KPMG Cárdenas Dosal	Teléfono:	+ 01 (55) 52 46 83 00
Manuel Ávila Camacho 176	Fax:	+ 01 (55) 52 46 80 60
Col. Reforma Social	www.kpmg.com.mx
11650 México, D.F.

Consent of Independent Registered Public Accounting Firm

To the General Comptroller’s Office

and the Board of Directors of

Petróleos Mexicanos:

We consent to the use of our report dated April 30, 2013, with respect to the consolidated statement of financial position of Petróleos Mexicanos, Subsidiary Entities and Subsidiary Companies as of December 31, 2012, and the related consolidated statements of comprehensive results, changes in equity (deficit) and cash flows for the years ended December 31, 2012 and 2011, incorporated by reference herein and to the reference to our firm under the heading “Experts” in the prospectus.

KPMG Cárdenas Dosal, S.C.

/s/ JOSÉ GILBERTO ALFARO SERVÍN
C.P.C. José Gilberto Alfaro Servín

September 2, 2014

	Aguascalientes, Ags.	Mexicali, B.C.
	Cancún, Q. Roo	México, D.F.
KPMG Cárdenas Dosal, S.C la Firma mexicana miembro de	Ciudad Juárez, Chih.	Monterrey, N.L.
la red de firmas miembro independientes de KPMG afiliadas	Culiacán, Sin.	Puebla, Pue.
a KPMG International Cooperative (“KPMG Internacional”),	Chihuahua, Chih.	Querétaro, Qro.
una entidad Suiza.	Guadalajara, Jal	Reynosa, Tamps.
	Hermosillo, Son.	Saltillo, Coah.
	León, Gto.	San Luis Potosí, S.L.P.
	Mérida, Yuc.	Tijuana, B.C.